Exhibit 3.7

                            CERTIFICATE OF FORMATION

                                       OF

                        PSEG ENERGY RESOURCES & TRADE LLC

            This Certificate of Formation of PSEG Energy Resources & Trade LLC (the "LLC"), dated as of June 16, 1999, is being duly executed and filed by Bernard J. Kelley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. subsection 18-101, et seq.).

            FIRST. The name of the limited liability company formed hereby is PSEG Energy Resources & Trade LLC.

            SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                         /s/ Bernard J. Kelley
                                                         -----------------------
                                                         Name: Bernard J. Kelley
                                                         Authorized Person